EXHIBIT 10.2.08
LOAN AGREEMENT
Between
MASSACHUSETTS INDUSTRIAL FINANCE AGENCY
and
EASTERN EDISON COMPANY
Dated as of July 1, 1993
Financed by the Issue of
$40,000,000
Massachusetts Industrial Finance Agency
5 7/8% Pollution Control Revenue Refunding Bonds, 1993 Series
(Eastern Edison Company Project)

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS ......................................

ARTICLE II - REPRESENTATIONS BY THE COMPANY ......................3
Section 2.1    Existence and Subsidiaries.........................3
Section 2.2    Authority..........................................3
Section 2.3    Binding Agreement. ................................3
Section 2.4    Regulatory Approvals...............................3
Section 2.5    No Event of Default. ..............................4
Section 2.6    Useful Life of Project. ...........................4
Section 2.7    Use of Loan Proceeds...............................4
Section 2.8    No Untrue or Omitted Statements....................4
Section 2.9    Inducement.........................................4
Section 2.10   Commencement and Use....... .......................4
Section 2.11   Project is a "Project". ...........................5
Section 2.12   Use of 1983 Loan Proceeds..........................5
Section 2.13   Completion of Project..............................5

ARTICLE III - REPRESENTATIONS OF THE AGENCY ......................5
Section 3.1    Existence..........................................5
Section 3.2    Authority..........................................5
Section 3.3    Binding Special Obligations........................6
Section 3.4    Disclaimer as to Tax-Exempt
               Status of 1993 Series Bonds.........................6

ARTICLE IV - ISSUANCE OF BONDS ....................................6

ARTICLE V

              LOAN PAYMENTS AND ADDITIONAL PAYMENTS...............7
          Section 5.1 Loan Payments...............................7
          Section 5.2 Additional Payments.........................7
          Section 5.3 Assignment of Rights; Place of Payments.....8
          Section 5.4 Obligations Unconditional...................8
          Section 5.5 Prepayment of Loan Payments and
                    Additional Payments; Other Payments...........8
          Section 5.6 Redemption of Bonds.........................9

ARTICLE VI - COVENANTS OF THE COMPANY ............................9
          Section 6.1 Affirmative Covenants.......................9
          Section 6.2 Negative Covenant as to Tax Exempt
                    Status of Bond Interest. .....................10

ARTICLE VII - DEFAULT PROVISIONS AND REMEDIES OF
               THE AGENCY AND TRUSTEE ............................10
          Section 7.1 Defaults; Events of Default.................10
          Section 7.2 Remedies on Default.........................11
          Section 7.3 Agreement to Pay Costs of Collection. ......12
          Section 7.4 Waiver. ....................................12

ARTICLE VIII - MISCELLANEOUS .....................................12
Section 8.1    Indemnification....................................12
Section 8.2    Limitations on Liability of the Agency,
     the Trustee and any Paying Agent.............................13
Section 8.3    Avoidance of Arbitrage.............................14
Section 8.4    Assignment of Agreement by the Agency..............14
Section 8.5    Termination........................................15
Section 8.6    Notices............................................15
Section 8.6    Binding Effect.....................................15
Section 8.7    Severability.......................................15
Section 8.8    Amendments, Changes and Modifications..............15
Section 8.9    Captions; Table of Contents........................15
          Section 8.10 Counterparts.................................16
          Section 8.11 Governing Law................................16

EXHIBIT A ...........................................................1



LOAN AGREEMENT

THIS LOAN AGREEMENT made as of the 1st day of July, 1993, by and between Massachusetts Industrial Finance Agency (the "Agency") and Eastern Edison Company, a Massachusetts corporation (the "Company"),

WITNESSETH

That, in consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows; provided, that any financial obligation of the Agency created by or arising out of this Agreement shall not constitute a general obligation of the Agency or a pledge of the faith and credit of the Agency or a debt or pledge of the faith and credit or the taxing power of The Commonwealth of Massachusetts or any political subdivision thereof but shall be payable solely out of the Pledged Receipts (as defined in the Trust Agreement hereinafter referred to) and other moneys as therein provided:

ARTICLE I

DEFINITIONS

In addition to the words and terms defined in the Trust Agreement or elsewhere in this Agreement, the following words and terms as used in this Agreement and in any certificate or other document executed by any party in connection therewith shall have the following meanings unless the context or use indicates another or different meaning or intent.

"Additional Payments" means the amounts required to be paid by the provisions of Section 5.2 hereof.

"Bond Purchase Agreement" means the agreement dated July 14, 1993 between the Agency and the Purchasers.

"Bonds" means the 1993 Series Bonds, any Bond or Bonds issued in exchange therefor or replacement thereof pursuant to Sections 2.5, 2.6, 2.7, 2.8 and
2.9 of the Trust Agreement and any Additional Bonds.

"Code" means the Internal Revenue Code of 1954, as amended from time to time, and such provisions of the Internal Revenue Code of 1986, as amended from time to time, as may be applicable to the 1993 Series Bonds.

"Enabling Act" means Massachusetts General Laws Chapters 23A and 40D, each as amended.

"Inducement Letter" means the letter dated July 14, 1993 from the Company to the Agency and the Purchasers relating to the Bonds.

"Loan" means the loan by the Agency to the Company made pursuant to Section
4.1 hereof of the proceeds from the sale of the 1993 Series Bonds initially issued to the Purchaser.

"Loan Payments" means the amounts required to be paid by the provisions of
Section 5.1 hereof.

"Loan Payment Date" means the business day before each Bond Payment Date and before each Interest Payment Date which is not a Bond Payment Date.

"Montaup" means Montaup Electric Company, a Massachusetts corporation and a wholly-owned subsidiary of the Company.

"1993 Series Bonds" means the bonds initially issued by the Agency pursuant to
Section 2.1 of the Trust Agreement.

"Officer" when used in connection with the Company or Montaup means any officer designated by a certificate signed on behalf of the Company by the Chairman, Vice- Chairman, President, any Vice-President, the Treasurer or Assistant Treasurer or the clerk or any assistant clerk of the Company.

"Paying Agent" means any bank or trust company designated as paying agent for the Bonds (and may include the Trustee) and its successor or successors hereafter appointed in the manner provided in the Trust Agreement.

"Plant" means the electrical generating facilities of Montaup located in Somerset, Massachusetts.

"Project" means the pollution control facilities described in Exhibit A attached hereto.

"Purchasers" means Goldman, Sachs & Co. and Citicorp Securities Markets, Inc., as initial purchasers of the 1993 Series Bonds.

"Tax Compliance Certificate" means a tax compliance certificate or similar or related certificates dated the Closing Date (as defined in the Bond Purchase Agreement) and signed by the Company as to certain tax matters relating to the 1993 Series Bonds.

"Trust Agreement" means the Trust Agreement of even date herewith between the Agency and Shawmut Bank, N.A., as Trustee, securing the 1993 Series Bonds, and all agreements amendatory thereof or supplemental thereto.

"Trustee" means the trustee at the time serving as such under the Trust
Agreement.

ARTICLE II

REPRESENTATIONS BY THE COMPANY

The Company makes the following representations:

Section2.1 Existence and Subsidiaries. The Company is a corporation duly organized and validly existing under the laws of Massachusetts and has all requisite corporate power and authority to own and operate its properties and to conduct its business as now being conducted and proposed to be conducted. The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Inducement Letter. The Company is not required to be qualified to do business as a foreign corporation in any jurisdiction. The Company's only subsidiary is Montaup. Montaup is duly qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required.

Section 2.2 Authority. The execution and performance of this Agreement and the Inducement Letter have been duly authorized on the part of the Company by all necessary action and will not violate or constitute a default under the Company's charter documents or by-laws or any agreement or instrument binding upon it or its assets or any applicable law or regulation of any governmental authority.

Section 2.3 Binding Agreement. This Agreement and the Inducement Letter are the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

Section 2.4 Regulatorv Approvals. The Massachusetts Department of Public Utilities and the United States Securities and Exchange Commission have approved all matters relating to the Company's participation in the transactions contemplated by this Agreement, the Trust Agreement, the Bond Purchase Agreement and the Inducement Letter which require said approval. With respect to other consents, approvals, authorizations or other orders of any regulatory body or administrative agency or other governmental body legally required for the Company's participation therein, except such as have been obtained or may be required under state securities laws, the Company expects in good faith that all such consents, approvals, authorizations or orders not completed or obtained as of the date of execution of this Agreement will be forthcoming on or prior to the Closing Date.

Section 2.5 No Event of Default. No event has occurred and is continuing and no condition exists which constitutes or, after notice or lapse of time or both, would constitute a default or event of default by the Company hereunder.

Section 2.6 Useful Life of Project. Upon the redemption of the Agency's Pollution Control Revenue Bonds, 1983 Series (Eastern Edison Company Project) (the "1983 Series Bonds"), on or prior to April 1, 1994, the term of the 1993 Series Bonds, when added to the term of the 1983 Series Bonds, is not greater than 120% of the original useful life of the Project.

Section 2.7 Use of Loan Proceeds. The proceeds of the Bonds will be used to refund the $40,000,000 aggregate principal amount of the 1983 Series Bonds.

Section 2.8 No Untrue or Omitted Statements. No one of this Agreement, the Bond Purchase Agreement, or the Inducement Letter or any other document, certificate or statement prepared by or on behalf of or furnished by or on behalf of the Company to the Agency or to the Purchasers in connection with this Agreement, or the Bond Purchase Agreement or the Inducement Letter or relating to the issue and sale by the Agency or the purchase by the Purchasers of the Bonds contains any untrue statement of a material fact concerning the Company or omits to state a material fact necessary in order to make the statements contained herein and therein with respect to the Company not misleading. There is no fact (other than facts relating to general economic conditions) since December 31, 1992 which materially adversely affects the business, operations, affairs, conditions, properties or assets of the Company which has not been set forth in a document, certificate or statement furnished to the Purchasers by or on behalf of the Company prior to or on the date of delivery hereof.

Section 2.9 Inducement. The Project was, at the time of its acquisition, construction and installation, and is at the present time, necessary for the prevention, avoidance, reduction, control, abatement or elimination of pollution which may be effected by the operation of the Plant; and the Company presently intends to continue to cause Montaup to operate the Project.

Section 2.10 Commencement and Use. Acquisition, construction and installation of the Project did not commence prior to November S, 1981; the properties constituting the Project are land or property of a character subject to the allowance for depreciation provided for in the Code; and the Commissioner of the Massachusetts Department of Environmental Quality Engineering (now known as the Department of Environmental Protection) certified that the Project, as designed, is in furtherance of the purpose of abating or controlling pollution.

Section 2.11 Project is a "Project". The Project is, and was at the time of the issuance of the 1983 Series Bonds, a "project" within the definition of such term in the Enabling Act.

Section 2.12 Use of 1983 Loan Proceeds. Substantially all of the proceeds from the sale of the 1983 Series Bonds (being at least 90% of such proceeds after deducting expenses of issuing the 1983 Series Bonds), were used for the acquisition, construction, reconstruction, improvement and/or installation of the Project, and all of such proceeds were used to pay "costs of the Project" as defined in Section 1(e) of Chapter 40D of the General Laws of Massachusetts.

Section 2.13 Completion of Project. The Company has completed the Project in accordance with all material laws and regulations and in accordance with the requirements of Article IV of the Loan Agreement dated as of August 1, 1983 (the "1983 Loan Agreement") between the Agency and the Company, and has taken, and shall take, no action which would affect the qualification of the Project as a "project," as defined in the Enabling Act, or would affect in any material respect the description of the Project approved by the Agency.

ARTICLE III

REPRESENTATIONS OF THE AGENCY

The Agency makes the following representations:

3.1 Existence. The Agency is a body politic and corporate and a public instrumentality of The Commonwealth of Massachusetts established under Chapter 23A of the General Laws of Massachusetts, with the powers under and pursuant to the Enabling Act to execute and deliver this Agreement, the Trust Agreement and the Bond Purchase Agreement, to perform its obligations under each thereof and to issue and sell the 1993 Series Bonds in order to refund the 1983 Series Bonds pursuant hereto and pursuant to the Trust Agreement.

3.2 Authority. The Agency has taken all necessary action and has complied with all provisions of the Constitution of The Commonwealth of Massachusetts and the Enabling Act (including but not limited to the making of the findings required by Sections 12 and 22 of Chapter 40D, to the extent applicable to the 1993 Series Bonds) required to make this Agreement, the Trust Agreement, the Bond Purchase Agreement and the 1993 Series Bonds the valid obligations of the Agency that they purport to be; and, when executed and delivered by the parties thereto, the Trust Agreement and this Agreement will constitute valid and binding agreements of the Agency and be enforceable in accordance with their respective terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied.

3.3 Binding Special Obligations. When delivered to and paid for by the Underwriters in accordance with the terms of the Bond Purchase Agreement and the Trust Agreement, the 1993 Series Bonds will constitute valid and binding special obligations of the Agency enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of the Trust Agreement.

3.4 Disclaimer as to Tax-Exempt Status of 1993 Series Bonds. The Agency makes no representation or warranty that the 1993 Series Bonds and any income derived therefrom is or will be exempt from federal or state taxation.

ARTICLE IV

ISSUANCE OF BONDS

Section 4.1 Issuance of 1993 Series Bonds: Deposit of 1993 Series Bond Proceeds Constitutes Loan. In order to provide funds to make the Loan and thereby refund the 1983 Series Bonds, the Agency shall, pursuant to the Bond Purchase Agreement, issue and sell the 1993 Series Bonds to the Purchasers and deposit the proceeds of the 1993 Series Bonds (excluding accrued interest) in the Bond Fund created under the Trust Agreement between the Agency and State Street Bank and Trust Company as Trustee dated as of August 1, 1983. Such deposit shall constitute the Loan to the Company of the proceeds of sale of the 1993 Series Bonds. All accrued interest included in the purchase price of the 1993 Series Bonds shall be deposited in the Bond Fund established pursuant to Section 4.1 of the Trust Agreement.
The proceeds of such sale deposited in the Bond Fund established under the 1983 Loan Agreement shall be applied immediately by the Agency to the outstanding principal balance of the Loan made by the Agency to the Company pursuant to such Loan Agreement (the "1983 Loan"). The Company shall pay to the Agency any accrued but unpaid interest and premium, if any, on the 1983 Loan.

ARTICLE V

LOAN PAYMENTS AND ADDITIONAL PAYMENTS

Section 5.1 Loan Payments. On or before each Loan Payment Date the Company shall pay or cause to be paid to the Trustee, a sum, for deposit in the Bond Fund, as a Loan Payment hereunder and for the repayment of the Loan, in funds available on the Loan Payment Date, in an amount which, when added to the balance then in the Bond Fund and available for such purpose, shall be equal to the amount payable as principal of (whether at stated maturity, or at maturity as the same may be accelerated pursuant to any mandatory redemption requirements) and premium, if any, and interest, on the Bonds on the next Interest Payment Date or Bond Payment Date, as the case may be.

In any event the sum of the Loan Payments payable under this Section for the repayment of the Loan shall be sufficient to pay the total amount due with respect to principal of and interest, including but not limited to interest payable pursuant to the Trust Agreement on any overdue amount, and any premium on the Bonds as and when due, and if at any time when said payments on or in respect of the Bonds are due, whether by acceleration, redemption or otherwise, the balance in the Bond Fund available for said purpose is insufficient to make such payments, the Company shall forthwith pay a Loan Payment to the Trustee in an amount equal to the deficiency. If at any time all the Outstanding Bonds are paid within the meaning of the third paragraph of Section 6.1 of the Trust Agreement, the Company shall not be obligated to make any further Loan Payments under the provisions of this Section.

Section 5.2 Additional Pavments. The Company shall make Additional Payments as follows:

(1) To the Agency on demand, as reimbursement for any and all costs, expenses and liabilities paid or incurred by the Agency, including reasonable fees of counsel and disbursements thereof, in satisfaction of any obligations of the Company hereunder or under the Bond Purchase Agreement, the Trust Agreement or the Inducement Letter not performed by the Company in accordance with the terms hereof or thereof;

(2) To the Agency on demand, as reimbursement for or prepayment of any and all costs, expenses and liabilities, paid or incurred or to be paid or incurred by the Agency or any of its directors, officials, officers, employees and agents, including reasonable fees of counsel and disbursements thereof, whether requested by the Company, otherwise required by or reasonably incurred pursuant to this Agreement, the Trust Agreement, the Bond Purchase Agreement, the Inducement Letter or the Enabling Act, or relating to the approval, authorization or issuance of the Bonds, any Additional Bonds or matters relating thereto, including but not limited to charges or fees of the Agency required to be paid in respect of the Bonds and Additional Bonds; and

(3) To the Trustee, the reasonable fees, charges and expenses of the Trustee as trustee, bond registrar and paying agent, including the reasonable fees, charges and expenses of its attorneys and agents and the amounts payable to the Trustee pursuant to Sections 8.1.2 and 8.2 of the Trust Agreement, and of any other paying agent on the Bonds under the Trust Agreement all as provided in the Trust Agreement, as and when the same become due, and as reimbursement for any and all costs, expenses and liabilities paid or incurred by the Trustee in satisfaction of any obligations of the Company hereunder or under the Trust Agreement, the Bond Purchase Agreement or the Inducement Letter not performed in accordance with the terms hereof or thereof by the Company.

Section 5.3 Assignment of Rights: Place of Pavments. It is understood and agreed that all rights and interest of the Agency under this Agreement, including the right to the Pledged Receipts but excluding the right to receive payments under Sections 5.2(1) and (2) and Section 8.1, will be pledged and assigned to the Trustee pursuant to the Trust Agreement concurrently with the issuance of the 1993 Series Bonds. The Agency hereby authorizes and directs the Company, and the Company hereby agrees to pay all Loan Payments, or cause Loan Payments to be paid, directly to the Trustee at its corporate trust office for the account of the Agency. Such Loan Payments shall be deposited in the Bond Fund. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

Section 5.4 Ohligations Unconditional. The obligations of the Company to make Loan Payments and Additional Payments, or to cause such Payments to be made, and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be subject to any right of recoupment or set-off. Until such time as all conditions provided in the Trust Agreement for its defeasance are met, the Company shall not (i) suspend or discontinue payment of any Loan Payments or Additional Payments or (ii) fail to perform and observe any of its other agreements contained in this Agreement for any cause or reason including but not limited to the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by or under authority of the United States of America or of the Commonwealth of Massachusetts or any failure of the Agency to perform and observe any agreement, whether expressed or implied.

Section 5.5 Prepayment of Loan Pavments and Additional Pavments: Other Payments. The Company is authorized and permitted at any time it may choose, subject to the provisions of Section 6.2, to prepay all or any part of the Loan Payments, or any Additional Payments, without penalty or premium of any kind and the Agency agrees that the Trustee shall accept such prepayment of Loan Payments or of any Additional Payments. All Loan Payments or Additional Payments so prepaid shall be credited against the Loan Payments or Additional Payments, as the case may be, in the order in which they are payable.

The Company may also, at any time it may choose, deliver to the Trustee moneys in addition to the Loan Payments payable on the next Loan Payment Date and in addition to any other moneys then contained in or payable to the Bond Fund with instructions to the Trustee to use such moneys for the purpose of purchasing or of calling for redemption any Bond or portion thereof in accordance with the provisions of the Trust Agreement for optional redemption of Bonds. Any moneys so delivered to the Trustee shall be held in a separate account in the Bond Fund and shall not operate to abate the payment of Loan Payrnents required by this Agreement.

Section 5.6 Redemption of Bonds. The Agency, at the written request and expense of the Company at any time, shall forthwith take all steps as may be specified by the Company under the applicable redemption provisions of the Trust Agreement to effect redemption of any Bond or portion thereof on the earliest date on which such redemption may be made under such applicable provisions.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 Affirmative Covenants. Until performance of all obligations of the Company hereunder and until no Bond shall be Outstanding under the Trust Agreement, the Company will:

6.1.1. Tax Exempt Status of Bond lnterest. Take, or require to be taken, such action as may be reasonably within its ability and as may, from time to time, be required under applicable law or regulations to continue to exclude interest on the 1993 Series Bonds from gross income for federal income tax purposes and exempt interest on the 1993 Series Bonds from Massachusetts income taxation, including, without limitation, the preparation and filing of any statements required to be filed by it in order to maintain such tax-exempt status.

6.1.2 Indemnitv Against Fees. Indemnify the Agency, the Trustee and any Paying Agent and each of them against and hold them and each of them harmless from any claim by any person for a commission or fee in connection with this Agreement, the Bond Purchase Agreement, the Inducement Letter or the purchase of the 1993 Series Bonds by the Purchasers.

Section 6.2 Negative Covenant as to Tax Exempt Status of Bond Interest. Until performance of all obligations of the Company hereunder and until no 1993 Series Bond shall be Outstanding under the Trust Agreement the Company will not take, or permit to be taken on its behalf, any action which would adversely affect the exclusion of interest from gross income for federal income tax purposes and the exemption from Massachusetts income taxation of the interest paid on the 1993 Series Bonds.

Section 6.3 Tax Compliance Certificate. The Company covenants that it will comply fully with its representations, warranties and covenants set forth and contained in the Tax Compliance Certificate.

ARTICLE VII

DEFAULT PROVISIONS AND REMEDIES OF THE AGENCY AND TRUSTEE

Section 7.1 Defaults: Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an "event of default" hereunder:

(1) Failure to make any Loan Payment when the same is due hereunder;

(2) Any default under the Bond Purchase Agreement or the Inducement
Letter;

(3) Failure by the Company to perform or observe any other covenant, agreement or condition on its part contained in this Agreement other than as referred to in paragraph (1) of this Section 7.1, which failure shall have continued for a period of ninety (90) days after written notice given by the Trustee to the Company specifying the failure and requiring the same to be remedied; or

(4) The Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or a court or governmental agency of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Company, a receiver or trustee of the Company or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof; or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection; or


(5) A default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (other than this Agreement), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay in excess of $2,000,000 of the principal or interest of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an amount in excess of $2,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 90 days after the date on which it was declared to be due and payable.

Section 7.2 Remedies on Default. Whenever any event of default under Section
7.1 of this Agreement shall have happened, and shall be continuing, any one or more of the following remedies may be exercised, none being exclusive of any other, provided that in no event shall the Agency be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until an indemnity bond satisfactory to the Agency has been furnished to it:

(1) The Agency may with the prior written consent, and shall at the written request, of the Trustee, or the Trustee as the assignee of the Agency may, if acceleration is declared pursuant to Section 7.2 of the Trust Agreement, declare all Loan Payments payable hereunder for the remainder of the term of this Agreement and applicable to the payment of unpaid principal of and interest accrued on the Bonds to be immediately due and payable, whereupon the same shall become immediately due and payable;

(2) The Agency and the Trustee may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company and Montaup; and

(3) The Agency may with the prior written consent, and shall at the written request, of the Trustee, or the Trustee as the assignee of the Agency may, take whatever action at law or in equity may appear necessary or desirable to collect the Loan Payments and Additional Payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

Any amounts collected as Loan Payments or applicable to Loan Payments pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Tmst Agreement or, if the Outstanding Bonds have been paid and discharged in accordance with the provisions of the Trust Agreement, shall be paid as provided in Section 6.1 of the Trust Agreement for transfers of remaining amounts in the Bond Fund.

Section 7.3 Agreement to Pay Costs of Collection. If any event of default provided for in Section 7.1 should occur and the Agency or the Trustee should incur any costs for the collection of the Bonds or of any payment provided for herein or the enforcement of performance or observance of any obligation or agreement on the part of the Company or the Agency contained in this Agreement, the Bonds, the Trust Agreement or any other agreement related to the Bonds, the Company agrees that it will on demand therefor reimburse the costs so incurred to the Agency or the Trustee, as the case may be. Such costs shall include all attorneys' reasonable fees and out-of-pocket expenses incurred by attorneys of the Agency or the Trustee, and all costs and expenses associated with travel on behalf of the Agency or the Trustee, which costs and expenses are directly related to their respective efforts to collect or enforce the Bonds as aforesaid, or any of their respective rights, remedies, powers, privileges or discretions against or in respect of the Company or the Agency (whether or not suit is instituted in connection with any of the foregoing).

Section 7.4 Waiver. No event of default hereunder shall be deemed to have occurred if such event of default is waived pursuant to the provisions of Sections 7.2 or 7.8 of the Trust Agreement. Such waiver shall be limited to the particular event of default so waived and shall not be deemed to waive any other event of default hereunder.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Indemnification. The Company shall indemnify and save harmless the Agency, the Trustee and any Paying Agent and their respective directors, officers, officials, employees and agents against and from (a) any and all claims by or on behalf of any person arising out of (i) any condition of the Project, or (ii) the construction, reconstruction, improvement, use, occupancy, conduct or management of or any work or anything whatsoever done or omitted to be done in or about the Project, or (iii) any accident, injury or damage to any person occurring in or about the Project, or (iv) any breach or default by the Company of or in any of its obligations hereunder, under the Trust Agreement, the Bond Purchase Agreement or the Inducement Letter, or (v) any act or omission of the Company or Montaup or any of their agents, contractors, servants, employees, or licensees, or (vi) the offering, issuance, sale or resale of the 1993 Series Bonds, but only to the extent permitted by law, and (b) any and all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or action or proceeding brought thereon; any indemnification of the Trustee or any Paying Agent or their respective directors, officers, officials, employees and agents shall not he effective against any claim (1) caused by the willful dishonesty or intentional violation of law by the party seeking indemnification or (2) in connection with the issuance of the 1993 Series Bonds, based upon information furnished by the Purchasers under the caption "Underwriting", or in the statements on the cover page with respect to the initial public offering price and terms of offering, contained in the Official Statement used in connection with the sale of the 1993 Series Bonds and, in connection with the issuance of any Additional Bonds, based upon information furnished by the Purchasers in writing specifically for use in any official statement or prospectus used in connection with the sale of such Additional Bonds. In case any action or proceeding is brought against the Agency, the Trustee or any Paying Agent (or any such director, officer, official, employee or agent) by reason of such claim, the Company, upon notice from the affected party, shall resist or defend (or cause Montaup to resist or defend) such action or proceeding, including the employment of counsel and the payment of all expenses in connection with such defense, and shall have the right to negotiate and consent to settlement. Any indemnified party shall have the right to employ separate counsel in any such action against it and to participate in the defense thereof, but the fees and expenses of such counsel incurred after the Company or Montaup has assumed the defense of such action shall be at the expense of such indemnified party unless the employment of such counsel and the assumption by the Company or Montaup of the fees and expenses thereof shall have been specifically authorized in writing by the Company. The Company shall not be liable for any settlement of any such action effected without its consent; but if any such action is settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action (of which the Company shall have been notified), the Company shall indemnify and hold harmless each indemnified party from and against any losses, costs, claims, damages, actions, liabilities or expenses incurred or suffered by reason of such settlement or judgment. Subject to the foregoing, the Agency, the Trustee and any Paying Agent shall cooperate and join with the Company, at the expense of the Company, as may be required in connection with any action taken or defended by the Company.

Section 8.2 Limitations on Liahility of the Agency. the Trustee and any Paying Agent. The Agency, the Trustee and any Paying Agent, and their respective directors, officers, officials, employees and agents, shall be entitled to the advice of counsel (who may also be counsel for the Company or any Bondholder) and shall be wholly protected as to action taken or omitted to be taken in good faith in reliance on such advice. They may rely conclusively on any communication or other document furnished to them hereunder or under the Trust Agreement, the Bond Purchase Agreement or the Inducement Letter and reasonably believed by them to be genuine. They shall not be liable for any action (a) taken by them in good faith and reasonably believed by them to be within the discretion or powers conferred upon them, or (b) in good faith omitted to be taken by them because reasonably believed to be beyond the discretion or powers conferred upon them, or (c) taken by them pursuant to any direction or instruction by which they are governed hereby or by the Trust Agreement, the Bond Purchase Agreement or the Inducement Letter, or (d) omitted to be taken by them by reason of the lack of any direction or instuction required for such action hereby or by the Trust Agreement, the Bond Purchase Agreement or the Inducement Letter; nor shall they be responsible for the consequences of any error of judgment reasonably made by them. The Agency, the Trustee and any Paying Agent shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any person, except their own directors, officers, officials or employees. When any consent or other action by them is called for hereby or by the Trust Agreement, they may defer such action pending such investigation or inquiry or receipt of such evidence (if any) as they may require in support thereof They shall not be required to take any remedial action (other than the giving of notice) unless indemnity reasonably satisfactory to them is furnished for any expense or liability to be incurred thereby. They shall be entitled to reimbursement from the Company for expenses reasonably incurred or advances reasonably made, with interest, in the exercise of their rights or the performance of their obligations hereunder or under the Trust Agreement, the Bond Purchase Agreement, or the Inducement Letter, to the extent that they act without previously obtaining indemnity. No permissive right or power to act which they may have shall be construed as a requirement to act; and no delay in the exercise of a right or power shall affect the subsequent exercise of that right or power. The Agency shall not be required to take notice of any breach or default by the Company herein or in the Trust Agreement, the Bond Purchase Agreement or the Inducement Letter, except when given notice thereof by the Trustee. No recourse shall be had by the Company, the Purchasers, the Trustee, any Paying Agent or any Bondholder for any claim based on this Agreement, the Trust Agreement, the Bond Purchase Agreement, the Inducement Letter or the Bonds against any director, officer, official, employee or agent of the Agency alleging personal liability on the part of such person unless such claim is based upon the willful dishonesty or intentional violation of law by such person.

Section 8.3 Avoidance of Arbitrage. The Company agrees to restrict the use of the proceeds of the 1993 Series Bonds in such manner and to such extent as necessary to assure that the 1993 Series Bonds will not constitute arbitrage bonds under Section 148 of the Code. Any officer of the Agency having responsibility with respect to the issuance of the 1993 Series Bonds is authorized and directed to give an appropriate certificate on behalf of the Agency, for inclusion in the transcript of proceedings for the 1993 Series Bonds, setting forth the facts, estimates and circumstances and reasonable expectations pertaining to Section 148 of the Code. Without limiting the generality of the foregoing, the Company covenants that it will take all action necessary to comply with Section 148 of the Code including the payment when due of all amounts payable to the United States thereunder, and shall refrain from taking any action contrary to the applicable provisions of the Code.

Section 8.4 Assignment of Agreement by the Agency. The Agency may assign all or any part of its interest in this Agreement and pledge the Loan Payments and all or any of the Additional Payments to the Trustee pursuant to the Trust Agreement and not otherwise as security for payment of the principal of, premium, if any, and interest on the Bonds.

Section 8.5 Termination. This Agreement shall terminate at any time when the Outstanding principal amount of the Bonds has been paid and discharged in accordance with the provisions of the Trust Agreement, or when the Trust Agreement has been defeased pursuant to Section 6.1 thereof and sufficient moneys are on deposit with the Trustee or the Agency, or both, to meet all Additional Payments due or to become due through the date on which the final payment on account of the Outstanding Principal Amount is scheduled to be paid or, with respect to Additional Payments to become due, provisions satisfactory to the Trustee and the Agency are made for paying such amounts as they come due.

Section 8.6 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, or sent by overnight courier, addressed as follows: if to the Agency, at 75 Federal Street, Boston, MA 02110, Attn: Executive Director; if to the Company, at P.O. Box 2333, Boston, MA 02107, Attn: Treasurer; if to the Trustee, at One Federal Street, Boston, Massachusetts 02211, Attn: Corporate Trust Department; and if to any holder of a Bond, at its address appearing on the list kept by the Trustee under Section
8.8 of the Trust Agreement. A duplicate copy of each notice, certificate or other communication given hereunder by any party to any other party shall also be given to the others. Any party may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates or other communications shall be sent.

Section 8.6 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Agency, the Company and their respective successors and assigns, subject, however, to the specific provisions hereof, and subject to the further limitation that any obligation of the Agency created by or arising out of this Agreement shall not be a general obligation of the Agency or a pledge of the faith and credit of The Commonwealth of Massachusetts but shall be payable solely from Pledged Receipts.

Section 8.7 Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provision or circumstances.

Section 8.8 Amendments. Changes and Modifications. Except as otherwise provided in this Agreement or in the Trust Agreement, subsequent to the initial issuance of the Bonds and prior to payment in full of the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Trust Agreement), the parties may not effectively amend, change, modify, alter or terminate this Agreement except in accordance with
Section 9.3 of the Trust Agreement without the concurring written consent of the Trustee and the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds.

Section 8.9 Captions: Tahle of Contents. The captions or headings in, and the table of contents for, this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement. A reference to any Section or subsection shall be a reference to all provisions prior to the next comparable number.

Section 8.10 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 8.11 Governing Law. This Agreement shall be governed by the law of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Agency has caused this Agreement to be executed and delivered in its name and behalf by its Executive Director, its Deputy Director or its Vice Chairman and the Company has caused this Agreement to be signed in its name and behalf by its authorized officer, all as of the 1st day of July, 1993, but actually on another and secular day.

MASSACHUSETTS INDUSTRIAL FINANCE

By
Executive/Deputy/Director/Vice
  Chairman

EASTERN EDISON COMPANY

By
Vice President

The undersigned hereby joins in this Agreement and agrees and consents to the provisions of this Agreement which are applicable to it and is entitled to the benefits hereof

SHAWMUT BANK, N.A.,
as trustee

By
Authorized Officer




EXHIBIT A

I. WASTE WATER TREATMENT SYSTEM MODIFICATIONS/ADDITIONS

A. Wastewater Treatment and Sludge Dewatering

The wastewater treatment system of Montaup (the "WWTS") was modified at the time of the issuance of the 1983 Series Bonds to expand its capacity and enable it to treat the additional liquid wastes resulting from coal conversion in compliance with imposed Best Available Technology ("BAT') effluent limitations. Precise pH control, suspended solids removal, and trace metals removal were achieved. A system capable of continuous metals removal resulted from adding a treatment system to the existing WWTS comprised of a mixer, flocculater, gravity settler, and filter system. Chemical feed control and equipment for automatic pH adjustment, sludge dewatering equipment, and sludge storage facilities were be included in the packaged system design. This system is located in Montaup's coal preparation building.

B. Bottom Ash Hanclling

The bottom ash handling system transports and stores the bottom ash generated by boilers 7 and 8. Ash from these units is washed to a clinker grinder at each boiler and onto jet pumps, which transfer ash-laden sluice water to dewatering bins.

Two dewatering bins receive the sluice water. Heavier ash particles settle in the dewatering bins. The overflow of the dewatering bin flows by gravity to a clarifier, which in turn discharges to a surge tank for subsequent reuse. The dewatered ash is discharged by gravity to a truck positioned below the bin and transported offsite for disposal. Ash carried over to the clarifier and surge tank is flushed to the center of their conical bottoms where it is pumped via sludge pumps back to the dewatering bins.

To control ash sluicewater spills and losses during truck loading, concrete sumps are located beneath each dewatering bin, and the collected drainage is returned to the surge tank. The surge tank supplies sluicewater to the bottom ash handling system, with additional makeup obtained from the existing station service water system, supplied by the Coles River, as needed.

C. Coal Pile Runoff Collection and Storage System

The coal pile runoff collection and storage facilities are sized to collect and contain all of the incident precipitation from the 10-year, 24-hour rainfall storm event. A coal pile liner prevents coal pile drainage from leaching into sub-surface soils and flowing to the river. The coal pile liner is constructed of a 4-inch thick layer of hydraulic asphaltic concrete pavement which completely seals the base of the coal pile. To assure that liner integrity is maintained, the liner is installed on a 6-inch thick bed of dense, graded, crushed stone.

Runoff flows by gravity to a concrete collection sump and is pumped to the collection pond.

The coal pile runoff pond is an asphalt-lined earthen basin. The depth allows for storage of over 85,000 cu ft of runoff and a solids accumulation of 1.5 ft. Coal pile runoff is stored in the runoff pond and discharged at a controlled rate by gravity to the waste treatment plant.

D. Building Alterations and Demolition

The additions to the wastewater treatment system are housed in the original coal preparation plant building. The building was altered in order to accommodate the new wastewater treatment system components. Alterations consisted of the following: removal of existing building contents (pulverizers, tanks, motors, piping, etc.); flood proofing; regrading floor slab; and the addition of heating and lighting.

The construction of the bottom ash handling system required the demolition and relocation of the hydrogen storage shed and the demolition of Warehouse No. 1 in order to provide sufficient space for the hydrobins, clarifier, and surge tank.

II. BOILER PARTICULATE EMISSIONS CONTROL SYSTEM

Electrostatic Precipitators

The two new precipitators (one per boiler) financed with the proceeds of the 1983 Series Bonds are located in the roadway behind boiler 7 and immediately to the north of boiler 8. The design conditions for the precipitators are 945,000 Ib/hr of flue gas at 350 degrees F for boiler 7 and 1,500,000 Ib/hr of flue gas at 355 degrees F for boiler 8 when burning coal with an anticipated maximum cash content of 12 percent (80 percent of which is considered to be flying ash) and minimum fuel heating value of 12,500 Btu/lb.

Each boiler's precipitator installation includes a redundant electrical field, hopper heaters, hopper aeration system and weather enclosure around the hoppers.

The electrostatic precipitators are guaranteed to control boiler emissions to
0.08 lb particulate matter per million Btus input to the boiler.

B. Ductwork

The ductwork on boilers 7 and 8 was modified as required to accommodate the new electrostatic precipitators. Additional ductwork was added from the outlets of the air preheaters to the inlet of the electrostatic precipitators and from the outlets of the electrostatic precipitators to the existing ductwork at the mechanical collector outlets/draft fan inlets.

C. Fly Ash Handling System

The fly ash handling system was extended to handle the additional precipitator hoppers and additional flue gas duct hoppers. The existing control panel was modified to accommodate the additional ash valves. Hoppers associated with the mechanical dust collectors were disconnected from the system. The existing mechanical vacuum producers were refurbished and later replaced to ensure reliable operation and design capacity performance.

A precipitator hopper aeration system was provided with each precipitator to aid in ash removal. This system includes a low pressure blower, heat, pipe and aeration pads mounted in the base of the precipitator hoppers.

The fly ash handling system was upgraded by the addition of new multibag baghouses, one per fly ash train, to replace the existing single bag units.

III. COAL HANDLING EMISSIONS CONTROL SYSTEM

A. Dust Suppression System (Excluding Coal Pile Wetting)

A dust collection system was added to the coal handling system. The traveling coal unloading tower was equipped with a spray ring in the hopper, which is activated by the bucket release and timed to minimize the escape of coal dust. The coal is sprayed at the feeder under the hopper and then again just at the discharge onto conveyor A. The coal to be stacked out on the stacker conveyor is sprayed upon leaving the sample house. The coal is also sprayed at the discharge of the reclaim hoppers and at the entrance and discharge of the Bradford breaker before going to the tripper gallery and bunkers.



IV. BURNERS AND RELATED CONTROLS SYSTEMS

A. & B. Oil Burners, Steam Atomizers, and Spark Ignitors

Twelve steam atomized burner assemblies were installed in each Boiler 7 and Boiler 8. The burners are suitable for boiler warm-up and coal flame light off. Each burner unit is complete with steam atomized oil gun, high energy spark ignitor, ignitor retract cylinder, power pack and wiring harness, stationary union, flexible fuel oil and atomizing steam supplies, and mounting plate.

C. & D. Oxygen Trim Controls and Draft System Controls

A new combustion control system was added to each of boilers No. 7 and 8. The system includes oxygen trim and draft system controls.

A new oxygen analyzer was added and the existing manually operated air dampers were converted to automatic pneumatically controlled damper. The oxygen analyzer supplies a signal to the new draft system controls which automatically adjusts the air register damper to provide the proper air/fuel mixture. An air conditioned room houses these instruments and controls.

V. ENVIRONMENTAL MONITORING

A. Continuous Emissions, Ambient Air Quality, and Meteorological Monitoring Systems

The KVB Inc. Continuous Emission Monitoring System monitors SO2 and O2 emissions from Boiler 7 and Boiler 8. The sample flue gas is filtered, transported to the analyzer cabinet by heat-traced lines, cooled, dried, and delivered to an ultraviolet photometer for SO, analysis. The output is converted to pounds of sulfur per million BTU and recorded by strip chart recorders.

VI. COAL SPILL APRON

A coal spill apron was added to coal unloading tower No. 2 to prevent coal from being dropped into the river during unloading. The apron is approximately 15 feet long by 24 feet wide and is fabricated out of 3/8 inch thick steel with stiffness.